AMENDED MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT made effective as of the 1st day of May, 2005.

BETWEEN:

NEIL MAEDEL, businessman of,

(the “Consultant”)

AND:

EDEN ENERGY CORP., a Nevada company having an office at Suite 1925 – 200 Burrard Street, Vancouver, British Columbia, V6C 3L6

(the “Company”)

WHEREAS:

A.                     The Company and the Consultant entered into a Management Consulting Agreement (the “Agreement”) dated September 1, 2004 and have agreed to amend the Agreement to increase the remuneration and include the issuance of stock options.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1.	Paragraph 3.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.01               As compensation for his management services, the Consultant shall receive a monthly management fee of US$7,000.00. The Company shall pay such management fee monthly on the first day of the month to which payment of such management fee relates.”

2.	A new paragraph 3.04 be added to the Agreement as follows:

“3.04               As further compensation for his management services, the Company has agreed to grant to the Consultant stock options to acquire up to 50,000 common shares of the Company at a price of $2.50 per share, exercisable until May 1, 2010.”

3.	In all other respects the Agreement shall remain the same.

IN WITNESS WHEREOF the parties hereto have executed this agreement on the day and year first above written.

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WITNESSED BY: /s/ Kim Lloyd Name 1327 E. 29th Ave. Address Vancouver, BC V5V 2T4 Bookkeeper Occupation	) ) ) ) ) ) ) ) ) )	/s/ Neil Maedel NEIL MAEDEL

EDEN ENERGY CORP.

Per:	/s/ Drew Bonnell
Signature

Dated:	May 9, 2005

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